UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
IT&E INTERNATIONAL GROUP, INC.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IT&E International Group, Inc.
4 California Avenue,
Framingham, Massachusetts  01701

INFORMATION STATEMENT

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

General

IT&E International Group, Inc. (the “Company,” “we,” “our,” “us” or “IT&E”) is providing this Information Statement (the “Information Statement”) to you to inform you that stockholders holding a majority in interest of our voting stock have adopted resolutions by written consent that:

Action No. 1: Adopt and approve an amendment to our certificate of incorporation to effect a change of our corporate name from “IT&E International Group, Inc.” to “Averion International Corp.”; and

Action No. 2:  Approve an amendment to our 2005 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock available for issuance under the Plan from 50,000,000 to 100,000,000.

We have established the close of business on August 14, 2006 as the record date (“Record Date”) related to the foregoing.  Therefore, we are mailing this Information Statement to our stockholders of record as of the close of business on August 14, 2006.  We intend to mail this Information Statement to our security holders no later than August 28, 2006.

This Information Statement is being mailed to you for information purposes only.  No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

i

Stockholders Entitled to Vote

Holders of shares of our common stock, our Series D Convertible Preferred Stock (“Series D Preferred”) and our Series E Convertible Preferred Stock (“Series E Preferred”) at the close of business on the Record Date were entitled to vote on the actions set forth above.  On the Record Date, we had approximately 105,694,429 shares of common stock issued and outstanding, 16,500 shares of Series D Preferred issued and outstanding, convertible into 235,714,215 shares of our common stock and 8,300 shares of Series E Preferred issued and outstanding, convertible into 75,454,553 shares of our common stock.  Each stockholder holding shares of common stock was entitled to one vote for each such share of common stock held by such stockholder.  Each stockholder holding shares of Series D Preferred was entitled to one vote for each share of common stock into which such shares of Series D Preferred was then convertible.  Each stockholder holding shares of Series E Preferred was entitled to one vote for each share of common stock into which such shares of Series E Preferred was then convertible.

Results of the Vote

On the Record Date, holders of a majority of our outstanding common stock, Series D Preferred and Series E Preferred, voting together as a single class, executed a written consent in favor of the actions described above.  Each of the foregoing actions was approved by 312,636,213 shares, or 75% of all shares entitled to vote thereon.  This consent satisfies the stockholder approval requirement for the proposed actions.

Information Statement

No action is required by you.  As set forth above, we sought and have obtained the required stockholder approval.  The accompanying Information Statement is furnished only to inform you of the corporate actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to Rule 14c-2, the foregoing actions will not take effect until a date that is at least twenty (20) days after the date on which this Information Statement has been mailed to you.  No other stockholder approval is required.

August     , 2006

ii

iii

BACKGROUND INFORMATION

On July 31, 2006, through our wholly-owned subsidiaries IT&E Merger Sub, Inc., a Massachusetts corporation (“Merger Sub”), and IT&E Acquisition Co., Inc., a Delaware corporation (“Acquisition Sub”), we consummated a merger with Averion Inc. (“Averion”) pursuant to the terms of an Agreement and Plan of Merger dated June 30, 2006, by and among us, Merger Sub and Acquisition Sub, on the one hand, and Averion and Averion’s shareholder (the “Averion Shareholders”), on the other hand.  At the closing, Merger Sub merged with and into Averion (the “Reverse Merger”).  As a result of the Reverse Merger, Averion was the surviving corporation and became our wholly-owned subsidiary. Immediately following the closing of the Reverse Merger, a forward merger occurred whereby Averion was merged with and into Acquisition Sub (the “Forward Merger,” together with the Reverse Merger, constitute the “Averion Merger”).

At the closing of the Averion Merger, we purchased all of the outstanding capital stock of Averion.  In exchange for all such outstanding capital stock of Averion, the Averion Shareholders received from us, in the aggregate: (i) five million six hundred fifty thousand dollars ($5,650,000) in cash; (ii) two year promissory notes in the aggregate principal amount of seven hundred thousand dollars ($700,000); (iii) five year promissory notes in the aggregate principal amount of five million seven hundred thousand dollars ($5,700,000); (iv) forty five million two hundred forty five thousand four hundred fifty five (45,245,455) shares of our common stock; and (v) eight thousand three hundred (8,300) shares of our Series E Preferred, stated value $1,000 per share.

ACTION NO. 1:

APPROVE AMENDMENT TO CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME FROM “IT&E INTERNATIONAL GROUP, INC.” TO “AVERION INTERNATIONAL CORP.”

Introduction

On August 3, 2006, in connection with the completion of the Averion Merger, our board of directors (the “Board”) unanimously adopted a resolution declaring it advisable to amend our certificate of incorporation to change our corporate name from “IT&E International Group, Inc.” to “Averion International Corp.”  Our Board further directed that this amendment to our certificate of incorporation be submitted for consideration and approval by our stockholders.  On August 14, 2006, the holders of the requisite amount of our voting stock approved an amendment to our certificate of incorporation to change our corporate name from “IT&E International Group, Inc.” to “Averion International Corp.”  A copy of the amendment to our certificate of incorporation is attached to this Information Statement as Appendix “A”.

Effectiveness Time of the Name Change

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is first mailed to our stockholders an amendment to our certificate of incorporation effecting our name change with the Secretary of State of the State of Delaware.  This amendment to our certificate of incorporation will become effective at the time the same is accepted for filing by the Secretary of State of the State of Delaware.  It is presently contemplated that such filing will take place on or around September 18, 2006.

Reasons for the Name Change

Our Board has determined that the name change is in our best interests and those of our stockholders.  In light of the Averion Merger and the acquisition of Averion as our operating subsidiary, the name Averion International Corp. more accurately reflects the combined entity’s operations and business interests.

ACTION NO. 2:

APPROVE AMENDMENT TO COMPANY’S 2005 EQUITY INVENTIVE PLAN

Our Board has adopted, and our stockholders have approved, an amendment to our 2005 Equity Incentive Plan (the “Plan”), under which employees, consultants and directors may receive grants of stock options, restricted stock awards and stock bonuses (collectively, “Stock Awards”) to increase the maximum number of shares that have been reserved for issuance under the Plan from 50,000,000 to 100,000,000.  The principal features of the Plan are summarized below.  Such summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix “B” to this Information Statement.

Terms and Conditions of the Plan

We believe that our ability to award incentive compensation based on equity in our Company is critical to our success in remaining competitive and attracting, motivating and retaining key personnel.  The efforts and skill of our employees and other personnel who provide services to us generate much of the growth and success of our business. We believe that a broad-based equity incentive program will help us to be highly successful in motivating and rewarding the efforts of our employees and other valuable personnel. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we will be aligning their interests with those of our stockholders. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders.  We anticipate that awards under our Plan will generally vest over a period of four years with 25% vesting on the first anniversary of the grant date and the remainder of the options vesting in equal monthly installments over the remaining three years, giving the recipient an additional incentive to provide services over a number of years and build on past performance.  However, individual vesting schedules will be determined at the discretion of our Board.  We believe that the Plan will continue to help us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to our Company.

The Plan allows for the grant of stock options, restricted stock awards and stock bonuses (collectively, the “Stock Awards”). Subject to the terms of the Plan, the Board will determine the terms and conditions of the Stock Awards, including the times when Stock Awards vest or become payable and the effect of certain events such as termination of employment.  Each grant of a Stock Award will be evidenced by an award agreement.

Number of Shares

Under the Plan, as amended, 100,000,000 shares of our common stock are reserved for issuance as Stock Awards. Any shares that are represented by Stock Awards under the Plan that expire or otherwise terminate without being exercised in full will again be available for Stock Awards under the Plan.  As of August 14, 2006, we had granted options to purchase 23,337,331 shares of our common stock.  Therefore, prior to the amendment we had 26,662,669 shares remaining available under the Plan.  As amended we have 76,662,669 shares available for issuance under the Plan.

The Plan imposes the following additional maximum limitations:

•              The number of shares of common stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of common stock provided for under any other stock bonus or similar plan, may not exceed the applicable limitations set forth in Title 10 of the California Code of Regulations.

•              The aggregate fair market value (determined at the time of grant) of common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under all our equity compensation plans and those of our affiliates (including the Plan) may not exceed $100,000.

•              The number of shares reserved for issuance under the Plan are subject to adjustment to reflect certain potential subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations.

Administration

The Plan will be administered by our Board, unless the Board decides to delegate administration of the Plan to a committee of the Board.  Any such delegation may be made only to the extent permitted by our bylaws and applicable laws and regulations.  The Board will have full power to administer the Plan and the decisions of the Board will be final and binding upon all participants.

Eligibility

The selection of the participants in the Plan will generally be determined by our Board. Employees, including those who are our officers, or directors or officers or directors of our subsidiaries and affiliates, are eligible to be selected to receive Stock Awards under the Plan. In addition, non-employee service providers, including directors, and employees of unaffiliated entities that provide bona fide services to us as a consultant are eligible to be selected to receive Stock Awards under the Plan.  Members of the Board are eligible for and are expected to receive grants of Stock Awards under the Plan for their services as directors.

Types of Awards

Stock Options.  The Board may grant either incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code (the “Code”), or options not intended to so qualify (“nonstatutory options”). All incentive stock options granted under the Plan must generally have an exercise price that is at least equal to the fair market value of our underlying common stock on the grant date.  All nonstatutory options granted under the Plan must generally have an exercise price that is at least equal to eighty five percent (85%) of the fair market value of our underlying common stock on the grant date.  The closing price per share of our common stock as of August 9, 2006, as reported on the OTC Bulletin Board, was $0.155.  No stock option granted under the Plan may have a term longer than ten (10) years.  All or part of any option award may be subject to conditions and restrictions, which the Board will specify.  The exercise price of stock options may be paid, to the extent permitted by applicable laws and regulations, (i) in cash; (ii) by tendering shares of our common stock that have been held by the optionee for at least six (6) months; (iii) or, pursuant to a “cashless exercise” program developed under Regulation T promulgated by the Federal Reserve Board.

Restricted Stock Awards.  The Board may grant awards of restricted common stock for a purchase price of not less than eighty five percent (85%) of the fair market value of our common stock on the date such award is made or at the time the purchase is consummated.  All or part of any restricted stock award may be subject to conditions and restrictions, which the Board will specify.

Stock Bonus Awards.  The Board may grant stock bonus awards, which are awards of our common stock in consideration for past services actually rendered to us or a parent or subsidiary.  All or part of any stock bonus award may be subject to conditions and restrictions, which the Board will specify.

Change of Control

The Board may determine, in its discretion, whether a Stock Award issued under the Plan will become vested or exercisable, either in whole or in part, upon a change in control (as defined in the Plan).  Any rights which a participant may have upon a change in control will be set forth in the applicable award agreement.

Transferability of Awards

Stock Awards granted under the Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Board otherwise approves a transfer.

Amendment; Term and Termination

The Board may alter or amend the Plan or any Stock Award in any manner at any time.  However, no amendment to the Plan will be effective unless approved by our stockholders, to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code.  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan will terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by our stockholders, whichever is earlier.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and nonstatutory stock options, which are authorized for grant under the Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Plan, tax consequences of all of the types of Stock Awards which may be granted under the Plan, or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options

An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Option holders who dispose of the shares acquired under an incentive stock option after two years following the date the option was granted and after one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Other Considerations

The Code allows publicly-held corporations to deduct compensation in excess of $1,000,000 paid to the corporation’s chief executive officer and its four other most highly compensated executive officers in office at the end of the tax year if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of Stock Awards under the Plan which are based on performance goals to be deductible by us as performance-based compensation not subject to the $1,000,000 limitation on deductibility.

New Plan Benefits

Options granted under the Plan, as amended, will be granted at the discretion of the Board, and are not yet determinable. Benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates, and our actual performance against performance goals established with respect to performance awards, if any.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2005.

			Number of Shares
			Remaining Available
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders	17,378,626	$0.18	7,621,374
Equity compensation plans not approved by stockholders	—	—	—
Total	17,378,628	$0.18	7,621,374

EXECUTIVE COMPENSATION

Compensation of Directors

On June 21, 2006 our Board adopted a director compensation plan to be considered effective January 1, 2006.  Pursuant to the director compensation plan, our directors who are not full-time employees are entitled to receive a fee of $2,200 per meeting, including committee meetings and special meetings, that they attend.  Our directors are also entitled to $1,000 for each travel day or part of a day used to travel to attend a meeting which is more than 200 miles from such director’s home, plus reasonable out of pocket expenses incurred in connection with the fulfillment of their duties as directors.  A director is entitled to receive $500 for any meeting, including committee meetings and special meetings, that he or she attends via telephone.  In addition, beginning in June 2006, non-employee directors received an annual option to purchase 1,000,000 shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant.  Further, beginning June 1, 2006, each chair of the Board and each of our committee’s received an annual option to purchase 500,000 shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant.

Compensation of Executive Officers

The following table sets forth the total compensation for our Chief Executive Officer and each of our other current executive officers as of December 31, 2005 for services rendered during such period and each of the two (2) prior fiscal years and whose salaries plus bonus for 2005 exceeded $100,000. We refer to these executives collectively as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation
Name & Principal Position	Year	Salary	Bonus	Other
Peter R. Sollenne (1)	2005	$244,628	$115,724	—
Chief Executive Officer and Director	2004	$175,000	—	—
	2003	—	—	—

Kelly Alberts	2005	$201,865	$100,510	$84,802	(4)
President, Chief Operating Officer and Director	2004	$144,615	—	—
	2003	$167,500	—	—

Anthony Allocca	2005	$152,210	$64,439	—
Vice President — Operations	2004	$132,500	—	—
	2003	$132,500	—	—

David Vandertie (2)	2005	$151,385	$35,095	—
Chief Financial Officer	2004	$6,250	—	—
	2003	—	—	—

Gene Resnick (3)	2005	$30,463	—	—
Senior Vice President and President of the Millennix Division	2004	—	—	—
	2003	—	—	—

(1)    Mr. Sollenne resigned as our Chief Executive Officer in April 2006.  Alastair McEwan was appointed interim Chief Executive Officer in May 2006.  In connection with the closing of the Averion Merger, on July 31, 2006 Mr. McEwan resigned as our Chief Executive Officer and Dr. Philip T. Lavin was appointed as our Chief Executive Officer.

(2)    Mr. Vandertie became our Chief Financial Officer in January 2005 and resigned as our Chief Financial Officer in April 2006.  Michael Jeub was appointed as our Chief Financial Officer in April 2006.

(3)    Dr. Resnick became our Senior Vice President and President of the Millennix Division in November 2005.

(4)    Consists of certain tuition and education-related expenses.

Option Grants in the Last Fiscal Year

The following table provides information concerning individual option grants of stock options made during fiscal 2005 to the Named Executive Officers.  The exercise prices in each case equal the last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on the date of grant.  The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 17,475,473 shares of common stock granted under our the Plan to our employees in fiscal 2005.  A total of 9,975,473 shares of common stock remained available for grant under the Plan at December 31, 2005.

Name	Number of Shares of Common Stock Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Last Fiscal Year	Exercise Price ($/sh)	Expiration Date
Kelly Alberts	81,250	0.46%	$0.25	4/29/2015
Kelly Alberts	225,000	1.29%	$0.19	9/26/2015
Kelly Alberts	2,500,000	14.31%	$0.17	11/9/2015

Anthony Allocca	65,000	0.37%	$0.25	4/29/2015
Anthony Allocca	100,000	0.57%	$0.19	9/26/2015
Anthony Allocca	1,250,000	7.15%	$0.17	11/9/2015

Gene Resnick, M.D.	1,000,000	5.72%	$0.17	11/9/2015

Peter Sollenne	687,500	3.93%	$0.25	4/29/2015
Peter Sollenne	600,000	3.43%	$0.19	9/26/2015
Peter Sollenne	1,285,000	7.35%	$0.19	11/1/2015
Peter Sollenne	2,500,000	14.31%	$0.17	11/9/2015

David Vandertie	500,000	2.87%	$0.25	4/29/2015
David Vandertie	250,000	1.43%	$0.19	9/26/2015
David Vandertie	800,000	4.58%	$0.17	11/9/2015

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options that the Named Executive Officers held at December 31, 2005.  The Named Executive Officers did not exercise any options in fiscal 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kelly Alberts	13,021	2,793,229	$—	$—
Anthony Allocca	10,417	1,404,583	$—	$—
Gene Resnick, M.D.	0	1,000,000	$—	$—
Peter Sollenne	1,481,181	3,591,319	$—	$—
David Vandertie	0	1,550,000	$—	$—

Employment Agreements

Dr. Philip T. Lavin

On July 31, 2006, we entered into an Employment Agreement with Dr. Philip T. Lavin (the “Lavin Agreement”).  The Lavin Agreement is for a term of five (5) years and provides that Dr. Lavin shall be paid an annual base salary of $300,000.  In addition, Dr. Lavin is eligible to receive an annual bonus as determined by our Board.  If Dr. Lavin is terminated without “cause” or resigns for “good reason” as those terms are defined in the Lavin Agreement, then we are obligated to pay an amount equal to two (2) years of Dr. Lavin’s then in effect base salary.

Mr. Alberts

On November 9, 2005, we entered into an Employment Agreement with Kelly Alberts (the “Alberts Agreement”).  The Alberts Agreement is for a term of two (2) years and provides that Mr. Alberts shall be paid an annual base salary of $259,000.  In addition, Mr. Alberts is eligible to receive an annual bonus as determined by our Board.  If Mr. Alberts is terminated without “cause” or resigns for “good reason” as those terms are defined in the Alberts Agreement, then we are obligated to pay Mr. Alberts an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Mr. Alberts would have been paid from the date of termination until the end of the employment term.  In addition, in connection with entering into the Alberts Agreement, we granted Mr. Alberts an option to purchase 2,500,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Mr. Allocca

On November 9, 2005, we entered into an Employment Agreement with Anthony Allocca (the “Allocca Agreement”).  The Allocca Agreement is for a term of two (2) years and provides that Mr. Allocca shall be paid an annual base salary of $175,000.  In addition, Mr. Allocca is eligible to receive an annual bonus as determined by our Board.  If Mr. Allocca is terminated without “cause” or resigns for “good reason” as those terms are defined in the Allocca Agreement, then we are obligated to pay Mr. Allocca an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Mr. Allocca would have been paid from the date of termination until the end of the employment term.  In addition, in connection with entering into the Allocca Agreement, we granted Mr. Allocca an option to purchase 1,250,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Dr. Resnick

On November 9, 2005, we entered into an Employment Agreement with Dr. Gene Resnick (the “Resnick Agreement”).  The Resnick Agreement is for a term of two (2) years and provides that Dr. Resnick shall be paid an annual base salary of $240,000.  In addition, Dr. Resnick is eligible to receive an annual bonus as determined by our Board.  If Dr. Resnick is terminated without “cause” or resigns for “good reason” as those terms are defined in the Resnick Agreement, then we are obligated to pay Dr. Resnick an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Dr. Resnick would have been paid from the date of termination until the end of the employment term.  In addition, in connection with entering into the Resnick Agreement, we granted Dr. Resnick an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Severance Agreement

Dave Vandertie

On April 5, 2005, Dave Vandertie resigned as our Chief Financial Officer.  In connection with his resignation, we entered into a severance agreement with Mr. Vandertie (the “Vandertie Severance Agreement”).  Pursuant to the Vandertie Severance Agreement, for the six (6) months following Mr. Vandertie’s resignation, Mr. Vandertie will continue to be paid his base salary of $184,000 pursuant to our normal payroll policies, and we will continue to pay his health insurance premiums.  In addition, Mr. Vandertie will continue to provide one (1) day a week of services to us for the three (3) months following his resignation.

Peter Sollenne

On April 28, 2006, Peter Sollenne resigned as our Chief Executive Officer and as a director of our Board.  In connection with his resignation, we entered into a severance agreement with Mr. Sollenne (the “Sollenne Severance Agreement”).  Pursuant to the Sollenne Severance Agreement, for the twenty-six (26) weeks following Mr. Sollenne’s resignation, Mr. Sollenne will continue to be paid his base salary of $4,980.76 per week pursuant to our normal payroll policies, and, for the fifty-two (52) weeks following Mr. Sollenne’s resignation, we will continue to pay his health insurance premiums.  In addition, for the twenty-six (26) weeks following Mr. Sollenne’s resignation, Mr. Sollenne will provide up to ten (10) hours a week for the first thirteen (13) weeks following his resignation and up to five (5) hours a week for the second thirteen (13) weeks following his resignation, of consulting services to us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the August 1, 2006, we had a total of 105,694,429 shares of common stock issued and outstanding. The following table sets forth, as of August 1, 2006, the stock ownership of each of our executive officers and directors, of all executive officers and directors as a group, and of each person known by us to be a beneficial owner of 5% or more of our common stock.  Unless otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as such shares.

Title of Class	Name and address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percentage Beneficially Owned
	Executive Officers and Directors:
Common	Kelly Alberts, President, Chief Operating Officer and Director	21,323,889	(3)	20.2%

Common	Gene Resnick, Senior Vice President	10,416,667		9.9%

Common	Michael Falk, Chairman, Director	320,714,171	(4)	75.2%
Preferred		15,050	(5)	60.7%

Common	Cecilio Rodriguez, Director	—		—

Common	Robert D. Tucker, Director	—		—

Common	Alastair McEwan, Director	1,500,000	(6)	*

Common	Fred Sancilio, Director	3,571,428	(7)	3.3%
Preferred		250	(8)	1.0%

Common	Dr. Philip T. Lavin, Chief Executive Officer, Director	97,636,278	(9)	58.6%
Preferred		6,714	(10)	27.1%

Common	Anthony Allocca, Vice President—Operations	16,692,000	(11)	15.8%

Common	All directors and executive officers as a group (8 persons)	471,854,432	(12)	95.8%
	5% Stockholders:
Common	ComVest Investment Partners II LLC,	320,714,171	(13)	75.2%
Preferred	One North Clematis Street, Suite 300, West Palm Beach, Florida 33324, Attention: Carl Kleidman	15,050	(14)	60.7%

Common	Charles McCall,	21,428,565	(15)	16.9%
Preferred	1002 Rhodes Villa Ave, Delray Beach, Florida 33483	1,000	(16)	4%

Common	David A. Schoenfeld,	7,690,973	(17)	7%
Preferred	41 Brook Road, Sharon, Massachusetts 02067	529	(18)	2.1%

Common	Ellen Schoenfeld Beeks,	7,690,973	(19)	7%
Preferred	41 Brook Road, Sharon, Massachusetts 02067	529	(20)	2.1%

*       Less than 1%

(1)    Except as otherwise noted, the address for each person is c/o IT&E International Group, Inc. 4 California Avenue, Framingham, Massachusetts 01701.

(2)    Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within sixty (60) days of August 1, 2006. Each beneficial owner’s percentage ownership is determined by including shares underlying options, warrants or convertible securities which are exercisable or convertible by such person currently or within sixty (60) days of August 1, 2006, and excluding shares underlying options, warrants or convertible securities held by any other person.

(3)    Includes 50,000 shares of common stock subject to options held by Mr. Alberts.

(4)    Includes warrants to purchase common stock and shares of common stock issuable upon the conversion of shares of Series D Preferred held of record by ComVest Investment Partners II LLC (“ComVest”). ComVest II Partners, LLC (“ComVest II”) is the managing member of ComVest, the managing member of ComVest II is ComVest Group Holdings, LLC (“CGH”), Mr. Falk is the Chairman and principal member of CGH. Mr. Falk, by virtue of his status as managing member of ComVest II (the managing member of ComVest) and as one of the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Mr. Falk disclaims any beneficial ownership of all such shares.

(5)    Includes shares of Series D Preferred held of record by ComVest. ComVest II is the managing member of ComVest, the managing member of ComVest II is CGH, Mr. Falk is the Chairman and principal member of CGH. Mr. Falk, by virtue of his status as managing member of ComVest II (the managing member of ComVest) and as one of the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Mr. Falk disclaims any beneficial ownership of all such shares.

(6)    Consists of 1,500,000 shares of common stock subject to options held by Mr. McEwan.

(7)    Consists of 3,571,428 shares of our common stock issuable upon conversion of 250 shares of our Series D Preferred held by Mr. Sancilio.

(8)    Consists of 250 shares of our Series D Preferred.  Each share of Series D Preferred shall be convertible at the option of the holder into 14,285.71 shares of our common stock.

(9)    Consists of (i) 36,599,908 shares of our common stock; and (ii) 61,036,370 shares of our common stock issuable upon conversion of 6,714 shares of our Series E Preferred held by Mr. Lavin.

(10)  Consists of 6,714 shares of our Series E Preferred.  Each share of Series E Preferred shall be convertible at the option of the holder into 9,090.91 shares of our common stock.

(11)  Includes 40,000 shares of common stock subject to options held by Mr. Allocca.

(12)  Includes shares and options exercisable within 60 days of August 1, 2006 held of record by the named officers and directors.

(13)  Consists of (i) warrants to purchase 105,714,235 shares of our common stock; and (ii) 214,999,936 shares of common stock issuable upon conversion of 15,050 shares of Series D Preferred held by ComVest.  ComVest II is the managing member of ComVest, the managing member of ComVest II is CGH, Mr. Falk is the Chairman and principal member of CGH and Robert Priddy is a member of ComVest II. Messrs. Falk and Priddy, by virtue of their status as managing members of ComVest II (the managing member of ComVest) and as the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Messrs. Falk and Priddy disclaim any beneficial ownership of all such shares.

(14)  Consists of 15,050 shares of our Series D Preferred.  Each share of Series D Preferred shall be convertible at the option of the holder into 14,285.71 shares of common stock. ComVest II is the managing member of ComVest, the managing member of ComVest II is CGH, Mr. Falk is the Chairman and principal member of CGH and Robert Priddy is a member of ComVest II. Messrs. Falk and Priddy, by virtue of their status as managing members of ComVest II (the managing member of ComVest) and as the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Messrs. Falk and Priddy disclaim any beneficial ownership of all such shares.

(15)  Consists of (i) a warrant to purchase 7,142,855 shares of our common stock; and (ii) 14,285,710 shares of common stock issuable upon conversion of 1,000 shares of Series D Preferred held by Mr. McCall.

(16)  Consists of 1,000 shares of our Series D Preferred. Each share of Series D Preferred Stock shall be convertible at the option of the holder into 14,285.71 shares of common stock.

(17)  Consists of (i) 2,881,882 shares of our common stock; and (ii) 4,809,091 shares of our common stock issuable upon conversion of 529 shares of our Series E Preferred held by Mr. Schoenfeld.

(18)  Consists of 529 shares of our Series E Preferred.  Each share of Series E Preferred shall be convertible at the option of the holder into 9,090.91 shares of our common stock.

(19)  Consists of (i) 2,881,882 shares of our common stock; and (ii) 4,809,091 shares of our common stock issuable upon conversion of 529 shares of our Series E Preferred held by Ms. Beeks.

(20)  Consists of 529 shares of our Series E Preferred.  Each share of Series E Preferred shall be convertible at the option of the holder into 9,090.91 shares of our common stock.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Information Statement, please notify your broker, and direct your written request to IT&E International Group, Inc., 4 California Avenue, Framingham, Massachusetts 01701. Stockholders who currently receive multiple copies of the Information Statement at their address and would like to request “householding” of their communications should contact their broker.

ADDITIONAL INFORMATION

We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Exchange Act.  Requests for such documents should be address to IT&E International Group, Inc., 4 California Avenue, Framingham, Massachusetts 01701.  Documents filed by us pursuant to the Exchange Act may be reviewed and/or obtained through the SEC’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the SEC’s website at http://www.sec.gov.

DISSENTERS’ RIGHT OF APPRAISAL

The corporate actions contemplated by this Information Statement will not afford our stockholders the opportunity to dissent from the actions described in this Information Statement or to receive an agreed or judicially appraised value for their shares of common stock as a result of any such action.

By Order of the Board of Directors,

/s/ Dr. Philip T. Lavin
Dr. Philip T. Lavin
Chief Executive Officer

APPENDIX A
CERTIFICATE OF AMENDMENT

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

IT&E International Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and that the directors took action to authorize this amendment pursuant to authority granted by a majority of the stockholders of the Corporation pursuant to the bylaws of the Corporation and Section 228 of the General Corporation Law of the State of Delaware.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article I so that, as amended, said Article I shall be read as follows:

The name of the corporation is Averion International Corp.

SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, approved the foregoing amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this      day of             , 2006.

Dr. Philip T. Lavin, Chief Executive Officer

A-1

APPENDIX B
IT&E INTERNATIONAL GROUP, INC. 2005 EQUITY INCENTIVE PLAN, AS AMENDED

IT&E INTERNATIONAL GROUP, INC.

2005 EQUITY INCENTIVE PLAN

1.             PURPOSES.   The primary purpose of this IT&E International Group, Inc. 2005 Equity Incentive Plan (the “Plan”) is to provide a means by which the Company can retain and maximize the services of its current Employees, Directors and Consultants, and secure, retain and maximize the services of new Employees, Directors and Consultants, by providing Stock Awards, including Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards and stock bonuses, to such persons on the terms and conditions set forth in the Plan.  In addition, the Plan is intended to generate proceeds from the sale of Common Stock pursuant to Stock Awards that shall be used as general funds of the Company.

2.             DEFINED TERMS.  Capitalized terms in this Plan shall have the meanings set forth in Appendix A attached hereto, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.             ADMINISTRATION.

3.1          Authority of Board.  Unless and until the Board decides to delegate administration of the Plan to a Committee as set forth in Section 3.2 below, the Board shall have full authority to administer the Plan, subject only to the express provisions and limitations set forth in the Plan and any applicable laws. Without limiting the generality of the foregoing, the Board shall be fully empowered to: (i) determine, from time to time, the recipients of Stock Awards and the terms upon which Stock Awards shall be granted to such recipients; (ii) construe and interpret, and correct any defects, omissions or inconsistencies in, the Plan and any Stock Awards; (iii) terminate, suspend or amend the Plan or any Stock Award as provided in Section 11; and (iv) exercise such powers and perform such acts consistent with the provisions of the Plan as the Board deems necessary or expedient to promote the best interests of the Company and its stockholders.  The determinations of the Board with respect to the Plan shall not be subject to review by any Person and shall be final, binding and conclusive on the Company and all other Persons.

3.2          Delegation to Committee.  In accordance with the Board’s authority under the Delaware General Corporation Law and the Company’s Bylaws, the Board may delegate administration of the Plan to a Committee, which Committee shall, upon such delegation, be empowered to exercise the full authority of the Board with respect to the Plan.

4.             COMMON STOCK SUBJECT TO THE PLAN.

4.1          Reserve Pool.  Subject to the provisions of Section 10 relating to Capitalization Adjustments, an aggregate of 100,000,000 shares of Common Stock (the “Reserve Pool”) may be issued pursuant to Stock Awards.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall automatically revert to the Reserve Pool and again become available for issuance under the Plan.  During the term of the Plan, the Company shall keep available in the Reserve Pool at all times a number of shares of Common Stock sufficient to satisfy all outstanding Stock Awards.

4.2          Limitation on Number of Shares.  To the extent required by CCR Title 10, the total number of shares of Common Stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company, shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of CCR Title 10, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5.             ELIGIBILITY.

5.1          Employees.  Employees shall be eligible to receive each of the types of Stock Awards provided for in the Plan.

5.2          Directors.  Directors shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

5.3          Consultants.  To the extent permitted by applicable law, consultants shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

5.4          Ten Percent Stockholders.  In addition to any other applicable restrictions set forth in this Section 5, a Ten Percent Stockholder shall not be granted: (i) an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and such  Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant; (ii) a Nonstatutory Stock Option unless the exercise price of such Nonstatutory Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant, except as otherwise permitted by CCR Title 10 at the time of the grant of the Nonstatutory Stock Option; (iii) a Restricted Stock Award unless the purchase price of the Common Stock issuable upon exercise of such Restricted Stock Award is at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, except as otherwise permitted by CCR Title 10 at the time of the grant of the Restricted Stock Award.

5.5          Proprietary Information and Inventions Agreement.

(a)           Prior to being granted any Award under the Plan, each Employee shall have executed and delivered to the Company a copy of the Company’s standard proprietary information and inventions agreement or such other agreement containing similar obligations of confidentiality as may be approved by the Board at the time the Award is granted (any such agreement being referred to herein as a “Proprietary Information and Inventions Agreement”).  In the event that any Award is inadvertently granted to an Employee who has not, as of the date of such grant, entered into a Proprietary Information and Inventions Agreement with the Company, such Award shall be deemed null and void ab initio.

(b)           In the event that any Employee breaches any provision of the Proprietary Information and Inventions Agreement between such Employee and the Company, such Employee shall no longer be eligible to receive Awards pursuant to this Plan.  Moreover, such Employee shall be deemed, as of the date of such Employee’s breach of such Proprietary Information and Inventions Agreement, to have forfeited all outstanding Awards previously granted to and then held by such Employee, regardless of whether such Awards are then vested or exercisable.

6.             PROVISIONS APPLICABLE TO ALL STOCK AWARDS.

6.1          No Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to any  Stock Award held by such Participant unless and until such Participant has satisfied all requirements for the exercise of the Stock Award pursuant to its terms.

6.2          No Employment or Other Service Rights.  Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in any capacity.  Likewise, nothing in the Plan or any Stock Award shall affect the right of the Company or any applicable Affiliate to terminate: (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the bylaws of the Company or any applicable Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

6.3          Investment Assurances.  At any time that the issuance of the shares of Common Stock issuable upon the exercise of a Stock Award has not been registered under an effective registration statement under the Securities Act, the Company may: (i) require a Participant, as a condition of acquiring Common Stock under such Stock Award, to give written assurances satisfactory to the Company (a) as to the Participant’s knowledge and experience in financial and business matters and capability to evaluate the merits and risks of acquiring such Common Stock under such Stock Award and (b) stating that the Participant is acquiring such Common Stock under the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing such Common Stock; and (ii) place legends, including, without limitation, legends restricting the transfer of such Common Stock, on any and all stock certificates representing such Common Stock in order to comply with applicable securities laws.

6.4          Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting).

6.5          Vesting.  The Board or Committee may provide that the total number of shares of Common Stock subject to a Stock Award shall vest in installments over any given period of time.  Criteria for determining the vesting of shares of Common Stock subject to a Stock Award may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board or Committee.

6.6          Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

6.7          Terms of Repurchase Options.  The terms of any repurchase option in favor of the Company with respect to shares of Common Stock issuable pursuant to a Stock Award shall be specified in the applicable Stock Award Agreement.  The price per share of Common Stock at which such repurchase option may be exercised may be either: (i) the Fair Market Value of the shares of Common Stock on the date of the termination of the applicable Participant’s Continuous Service; or (ii) the lower of (a) the Fair Market Value of the shares of Common Stock on the date of repurchase and (b) the original purchase price per share of Common Stock paid by the applicable Participant; provided, however, that terms of any repurchase option shall comply at all times with the provisions of CCR Title 10 relating to “presumptively reasonable” repurchase prices.

6.8          Information Obligation.  To the extent required by CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company assure them access to equivalent information.

7.             OPTIONS.

7.1          Stock Award Agreements for Options.  Each Stock Award Agreement for an Option shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate.  The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Options need not be identical; provided, however, that each Stock Award Agreement for an Option shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 7.

7.2          Designation.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option.

7.3          Term.  Subject to the provisions of Section 5.4 above, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

7.4          Minimum Vesting.  Notwithstanding Section 6.5 above, to the extent required by CCR Title 10: (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as Continuous Service; and (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Board or Committee, subject to reasonable conditions such as Continuous Service.

7.5          Consideration.

(a)           The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt by the Company of cash (or a check) in the amount of, or the receipt by the Company of a copy of irrevocable instructions previously delivered by the purchaser to the purchaser’s broker instructing such broker to pay to the Company an amount equal to, the aggregate exercise price for the number of shares of Common Stock being issued to the purchaser in connection with the exercise of the Option from the proceeds of the simultaneous sale of the Common Stock.

(b)           Notwithstanding Section 7.5(a) above: (i) unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes); and (ii) in the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (a) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (b) the treatment of the Option as a variable award for financial accounting purposes.

7.6          Early Exercise.  An Option may include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of such shares of Common Stock.  Subject to Section 6.7 above, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.7          Termination of Continuous Service.

(a)           Termination Other Than for Cause or As a Result of Death or Disability.  In the event that a Participant’s Continuous Service terminates other than for Cause or as a result of the Participant’s Disability or death, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) at any time within the period (the “Post-Termination Exercise Period”) ending on the earlier of: (i) the expiration of the term of the Option as set forth in the applicable Stock Award Agreement; or (ii) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period shall not be less than thirty (30) days).  If, after the termination of such Participant’s Continuous Service, such Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(b)           Termination for Cause.  In the event a Participant’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option as of the time of such termination.

(c)           Termination As a Result of Disability.  In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months).  If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(d)           Termination As a Result of Death.  In the event that a Participant’s Continuous Service terminates as a result of the Participant’s death or a Participant dies within any applicable Post-Termination Exercise Period, then such Participant’s Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a Person who acquired the right to exercise the Option by bequest or inheritance or by a Person designated to exercise the option upon the Participant’s death pursuant to Section 7.8(b) or 7.9(b) below, at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date eighteen (18) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months).  If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

7.8          Special Provisions for Incentive Stock Options.

(a)           Exercise Price.  Subject to the provisions of Section 5.4 above, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b)           Transferability.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.  Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Incentive Stock Option.

(c)           $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Incentive Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Stock Award Agreement(s).

7.9          Special Provisions for Nonstatutory Stock Options.

(a)           Exercise Price.  Subject to the provisions of Section 5.4 above, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Nonstatutory Stock Option on the date the Nonstatutory Stock Option is granted.  Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Nonstatutory Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b)           Transferability.  A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Stock Award Agreement and as permitted by CCR Title 10 at the time of the grant of the Nonstatutory Stock Option, and shall be exercisable during the lifetime of the Participant only by the Participant.  If a Nonstatutory Stock Option does not provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.  Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Nonstatutory Stock Option.

8.             STOCK BONUSES.

8.1          Stock Award Agreements for Stock Bonuses.  Each Stock Award Agreement for a stock bonus shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate.  The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate stock bonuses need not be identical; provided, however, that each Stock Award Agreement for a stock bonus shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 8.

8.2          Consideration.  A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

8.3          Termination of Participant’s Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Company may reacquire, for no consideration, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for the stock bonus.

8.4          Transferability.  Rights to acquire shares of Common Stock under the Stock Award Agreement for a stock bonus shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

9.             RESTRICTED STOCK AWARDS.

9.1          Stock Award Agreements for Restricted Stock Awards.  Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate.  The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Restricted Stock Awards need not be identical; provided, however, that each Stock Award Agreement for a Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 9.

9.2          Purchase Price.  At the time of grant of a Restricted Stock Award, the Board or Committee will determine the price to be paid by the Participant for each share of Common Stock subject to such Restricted Stock Award.  Subject to the provisions of Section 5.4 above, the purchase price of Restricted Stock Awards shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date such Restricted Stock Award is made or at the time the purchase is consummated.  A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

9.3          Consideration.  At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award.  The purchase price of Common Stock acquired pursuant to the Stock Award Agreement for the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

9.4          Termination of Participant’s Continuous Service.  Subject to Section 6.7, in the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for such Participant’s Restricted Stock Award.

9.5          Transferability.  Rights to acquire shares of Common Stock under the Stock Award Agreement for a Restricted Stock Award shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

10.          ADJUSTMENTS UPON CHANGES IN STOCK.

10.1        Capitalization Adjustments.  If any change is made in, or other event occurs with respect to, the Common Stock of the Company without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class and maximum number of securities subject to the Plan pursuant to Section 4.1, and the outstanding Stock Awards will be appropriately adjusted in the class and number of securities and price per share of Common Stock subject to such outstanding Stock Awards; provided, however, that the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company and shall not give rise to a Capitalization Adjustment pursuant to this Section 10.1.  The Board or Committee shall make such adjustments, which shall be final, binding and conclusive.

10.2        Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to any  repurchase option in favor of the Company may be repurchased by the Company, notwithstanding the fact whether or not the applicable Participant’s Continuous Service has terminated.

10.3        Corporate Transaction.

(a)           In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may (but need not) assume or continue any or all Stock Awards outstanding under the Plan or may (but need not) substitute similar stock awards for Stock Awards outstanding under the Plan (including an award to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company or to the acquiring corporation (or such successor’s or acquiring corporation’s parent company), if any, in connection with such Corporate Transaction.  In the event any surviving corporation or acquiring corporation elects to assume or continue any or all Stock Awards outstanding under the Plan, such Stock Awards shall remain in effect in accordance with the terms of this Plan and the applicable Stock Award Agreements, but shall thereafter represent the right to receive (upon exercise thereof in accordance with the terms of such Stock Awards, if applicable) for each share of Common Stock underlying each such Stock Award such cash, securities or other property that would have been received by the applicable Participant had such Participant exercised such Stock Award immediately prior to the effective time of the Corporate Transaction.

(b)           In the event that, in connection with a Corporate Transaction, any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of such Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse.

10.4        Change in Control.  A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such Change in Control as may be provided in the Stock Award Agreement for such Stock Award; provided, however, that in the absence of any such provision in the Stock Award Agreement for such Stock Award, no such acceleration shall occur.

11.          TERMINATION, SUSPENSION AND AMENDMENT.

11.1        Termination or Suspension of the Plan. The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.2        Amendment of the Plan and Stock Awards.  Subject to Section 11.3 below, the Board may, from time to time, amend the Plan or any Stock Award in any manner it deems appropriate or necessary.  Notwithstanding the foregoing, except as expressly provided elsewhere in the Plan, no amendment to the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

11.3        No Impairment.  No termination or suspension of the Plan or amendment of the Plan or any Stock Award shall impair rights of a Participant with respect to any outstanding Stock Award unless the Company receives the written consent of such Participant.

12.          MISCELLANEOUS.

12.1        Compliance with Laws.

(a)           This Plan and the obligations of the Company with respect to any Stock Awards granted hereunder shall be subject to all applicable federal and state securities laws.  If, after reasonable efforts, the Company is unable to obtain from any applicable regulatory commission or agency the authority that legal counsel for the Company deems necessary for the lawful issuance and sale of Common Stock pursuant to such Stock Awards, then the Company shall be relieved from any liability for failure to issue and sell Common Stock in connection with such Stock Awards unless and until such authority is obtained.

(b)           To facilitate the grant of any Stock Award, the Committee may impose special terms for Stock Awards granted to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States as the Board or Committee may consider necessary or appropriate to accommodate differences in local laws, tax policies or customs.

12.2        Severability.  If one or more provisions of this Plan are held to be unenforceable under applicable law, such provision shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.3        Governing Law. The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

APPENDIX A

DEFINITIONS

“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

 “Cause” means, with respect to a particular Participant, the occurrence of any of the following:  (i) such Participant’s conviction of any felony or any crime involving fraud; (ii) such Participant’s participation (whether by affirmative act or omission) in a fraud or felonious act against the Company and/or its Affiliates; (iii) such Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or its Affiliates and which has a material adverse effect on the Company and/or its Affiliates; (iv) such Participant’s violation of state or federal law in connection with such Participant’s performance of such Participant’s job; (v) breach of any material term of any contract between such Participant and the Company and/or its Affiliates; and (vi) such Participant’s violation of any material Company policy; provided, however, that the final determination that a termination is for Cause shall be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion.

“CCR Title 10” means Title 10 of the California Code of Regulations, as amended from time to time.

“Change in Control” means any Corporate Transaction or the occurrence, in any single transaction or in any series of related transactions not approved by the Board, of any Person becoming the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities; provided, however, that notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

 “Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3.2 of the Plan.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” means IT&E International Group, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate, or to a Director shall not constitute an interruption of Continuous Service.  The Board, Committee or any authorized Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either: (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction; or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(b)           the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(c)           there is consummated a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity more than fifty percent (50%) of the combined voting power of the voting securities of which Entity is Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale.

The term “Corporate Transaction” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

“Director” means a member of the Board.

“Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person.

“Employee” means any person employed by the Company or an Affiliate; provided, however, that service as a Director, or payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director or as a member of the Board of Directors of an Affiliate, shall not be sufficient to constitute “employment” by the Company or such Affiliate.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in good faith and in a manner consistent with CCR Title 10.

“Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

 “Nonstatutory Stock Option” means an option to purchase shares of Common Stock that is not intended to qualify as an Incentive Stock Option.

“Officer” means any person designated by the Company as an officer.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

A Person shall be deemed to “Own”, to have “Owned”, to be the “Owner” of, or to have acquired “Ownership” of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

“Person” means any natural person or Entity.

“Plan” means this IT&E International Group, Inc. 2005 Equity Incentive Plan.

“Restricted Stock Award” means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 9 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

 “Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award or a stock bonus.

“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.